UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 2, 2007
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


            001-09293                                   73-1016728
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   (Commission File Number)                    (IRS Employer Identification No.)


           One Pre-Paid Way
                 Ada, OK                                  74820
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(Address of Principal Executive Offices)               (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On April 2, 2007, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended March 31, 2007. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                 Description
   -----------                 -----------

       99.1         Company Press Release dated April 2, 2007


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:      /s/ Steve Williamson
                               ------------------------------------------------
                               Steve Williamson, Chief Financial Officer

Date:  April 2, 2007



For Release 8:30 a.m. Eastern                       Company    Steve Williamson
Monday, April 2, 2007                               Contact:      (580) 436-1234

               Pre-Paid Legal Services Announces 2007 1st Quarter
                        Membership and Recruiting Results

ADA, OK, April 2, 2007 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the 2007 first quarter. During the 1st quarter of 2007, new sales associates enrolled decreased 37.6% compared to the first quarter of 2006. Memberships produced decreased 2.2% and new membership fees written decreased 7.5% and our active membership base increased slightly by 8,368 memberships compared to the comparable period of the previous year.


On a sequential quarterly basis, new associates enrolled decreased 12.1%, new memberships produced increased 15.7%, new membership fees written increased 10.8% and our active membership base increased by 12,389 memberships.

------------------------------------------------------------------------------- -----------------------------------------
                                                                                           Three Months Ended
New Memberships:                                                                  3/31/2007     12/31/2006     3/31/2006
----------------                                                                 -----------    ----------     ---------
New legal service membership sales..........................................        147,742       131,628       158,426
New "stand-alone" IDT membership sales......................................         13,788         8,010         6,800
                                                                                 -----------    ----------     ---------
         Total new membership sales.........................................        161,530       139,638       165,226
                                                                                 -----------    ----------     ---------
New "add-on" IDT membership sales...........................................         93,204        88,255       100,405
Average Annual Membership fee...............................................        $309.86       $323.54       $327.43

Active Memberships:
-------------------
Active legal service memberships at end of period...........................      1,477,604     1,473,710     1,488,308
Active "stand-alone" IDT memberships at end of period (see note below)......         73,525        65,030        54,453
                                                                                 -----------    ----------     ---------
         Total active memberships at end of period..........................      1,551,129     1,538,740     1,542,761
                                                                                 -----------    ----------     ---------
Active "add-on" IDT memberships at end of period (see note below)...........        562,075       540,253       485,246
New Sales Associates:
---------------------
New sales associates recruited..............................................         31,043        35,311        49,776
Average enrollment fee paid by new sales associates.........................        $103.13        $49.47        $49.82
Average Membership fee in force:
--------------------------------
Average Annual Membership fee...............................................        $294.17       $293.00       $288.92
Note - reflects 6,178 net transfers from "add-on" status to "stand-alone" status during the quarter
-------------------------------------------------------------------------------------------------------------------------


Our total active membership fees in force increased approximately 2.4% during the last twelve months and continues our annualized trend of increasing our membership fees in force. Membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 72.1% for the 12 month period ended March 31, 2007 an increase from the 71.1% for the 12 month period ended March 31, 2006.

Our 2007 first quarter corporate finance focus has again been on share repurchases. During the 1st quarter, we returned $13.9 million to shareholders through the repurchase of 327,902 shares of common stock, at an average per share price of $42.53. Pursuant to the repurchase program originally announced on April 6, 1999, we have returned $309.9 million to shareholders through the purchase of 11.7 million shares, average price of $26.49 per share, and $17.1 million in dividends for a combined total of $326.9 million representing more than 115 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by approximately 44% from 23.7 million at March 31, 1999 to approximately 13.3 million today.

We anticipate announcing our 2007 first quarter financial results on April 23, 2007 after the market closes and hosting a conference call to discuss such results on April 25, 2007.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation as well as will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of the combination of outside vendors and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     --------------------------
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2006 Form 10-K for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

                           ###